                         NOTICE OF GUARANTEED DELIVERY
                                 IN RESPECT OF
                          7% SENIOR NOTES DUE 2003 OR
                     8% SENIOR SUBORDINATED NOTES DUE 2008
                                      OF
                      NAVISTAR INTERNATIONAL CORPORATION
                PURSUANT TO THE PROSPECTUS DATED MARCH 5, 1998

                 The Exchange Agent for the Exchange Offer is:

                         HARRIS TRUST AND SAVINGS BANK

   By Registered or Certified Mail:              By Hand/Overnight Delivery:           Facsimile Transmission Number:
    Harris Trust and Savings Bank               Harris Trust and Savings Bank         (for Eligible Institutions Only)
c/o Harris Trust Company of New York        c/o Harris Trust Company of New York                (212) 701-7636
           P.O. Box 1010                                88 Pine Street                 Confirm Receipt of Facsimile by
        Wall Street Station                               19th Floor                              Telephone:
      New York, NY 10268-1010                         New York, NY 10005                        (212) 701-7624

  DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS, OR TRANSMISSION VIA FACSIMILE TO A NUMBER, OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE VALID DELIVERY.

  As set forth in the Prospectus, dated March 5, 1998 (as it may be supplemented and amended from time to time, the "Prospectus") of Navistar International Corporation (the "Company") under "The Exchange Offer-- Guaranteed Delivery Procedures," and in the Instructions to the related Letter of Transmittal (the "Letter of Transmittal"), this form, or one substantially equivalent hereto, or an Agent's Message relating to the guaranteed delivery procedures, must be used to accept the Company's offer to exchange (the "Exchange Offer"): (i) its Series B 7% Senior Notes due 2003 (the "Senior Exchange Notes"), which will have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for its outstanding 7% Senior Notes due 2003 (the "Old Senior Notes"); or (ii) its Series B 8% Senior Subordinated Notes due 2008 (the "Senior Subordinated Exchange Notes" and, together with the Senior Exchange Notes, the "Exchange Notes"), which will have been registered under the Securities Act, for its outstanding 8% Senior Subordinated Notes due 2008 (the "Old Senior Subordinated Notes" and, together with the Old Senior Notes, the "Old Notes"), if time will not permit the Letter of Transmittal, certificates representing the Old Notes, or other documents to reach the Exchange Agent, or the procedures for book-entry transfer cannot be completed, on or prior to the Expiration Date (as defined).

  This form must be delivered by an Eligible Institution (as defined herein) by mail or hand delivery or transmitted via facsimile to the Exchange Agent as set forth above. If a signature on the Letter of Transmittal is required to be guaranteed by a Medallion Signature Guarantor under the instructions thereto, such signature guarantee must appear in the applicable space provided in the Letter of Transmittal. This form is not to be used to guarantee signatures.

  Questions and requests for assistance and requests for additional copies of the Prospectus may be directed to the Exchange Agent at the address above. Holders may also contact their broker, dealer, commercial bank, trust company, or other nominee for assistance concerning the Exchange Offer.


   THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON APRIL 6, 1998, UNLESS EXTENDED (THE "EXPIRATION DATE").

Ladies and Gentlemen:

  The undersigned hereby tender(s) to the Company, upon the terms and subject to the conditions set forth in the Prospectus and the related Letter of Transmittal (receipt of which is hereby acknowledged), the principal amount of the Old Notes specified below pursuant to the guaranteed delivery procedures set forth in the Prospectus under "The Exchange Offer--Guaranteed Delivery Procedures" and in Instruction 2 to the Letter of Transmittal. The undersigned hereby authorizes the Exchange Agent to deliver this Notice of Guaranteed Delivery to the Company with respect to the Old Notes tendered pursuant to the Exchange Offer.

  The undersigned understands that the Old Notes will be exchanged only after timely receipt by the Exchange Agent of (i) such Old Notes, or a Book-Entry Confirmation of the transfer of such Old Notes into the Exchange Agent's account at the Book-Entry Transfer Facility, and (ii) a Letter of Transmittal (or a manually signed facsimile thereof) properly completed and duly executed, with any signature guarantees and any other documents required by the Letter of Transmittal or an Agent's Message within three New York Stock Exchange, Inc. trading days after the execution hereof. The undersigned also understands that the method of delivery of this Notice of Guaranteed Delivery and any other required documents to the Exchange Agent is at the election and sole risk of the holder, and the delivery will be deemed made only when actually received by the Exchange Agent.

  The undersigned understands that tenders of the Old Notes will be accepted only in principal amounts equal to $1,000 or integral multiples thereof. The undersigned also understands that tenders of the Old Notes may be withdrawn at any time prior to the Expiration Date.

  All authority conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall not be affected by, and shall survive, the death or incapacity of the undersigned, and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, executors, administrators, trustees in bankruptcy, personal and legal representatives, successors and assigns of the undersigned.

  All capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the Prospectus.

                           PLEASE SIGN AND COMPLETE



 Signature(s) of Registered Holder(s)    Date: _______________________________
 or

 Authorized Signatory: _______________   Address: ____________________________


 -------------------------------------   -------------------------------------


 -------------------------------------   Area Code and Telephone No. _________


 Name(s) of Registered Holder(s): ____   If the Old Notes will be delivered
                                         by book-entry transfer, check book-
                                         entry transfer facility below:

 -------------------------------------


 -------------------------------------   [_] The Depository Trust Company


 Principal Amount of the Old Notes       Depository
 Tendered: ___________________________   Account No. _________________________


 -------------------------------------



 Certificate No.(s) of the Old Notes

 (if available) ______________________



 This Notice of Guaranteed Delivery must be signed by the holder(s) exactly as their name(s) appear(s) on certificate(s) for the Old Notes or on a security position listing as the owner of the Old Notes, or by person(s) authorized to become Holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery without alteration, enlargement or any change whatsoever. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information.
                    Please print name(s) and address(es)

 Name(s): __________________________________________________________________

 ---------------------------------------------------------------------------

 Capacity: _________________________________________________________________

 Address(es): ______________________________________________________________

 ---------------------------------------------------------------------------


  DO NOT SEND THE OLD NOTES WITH THIS FORM. THE OLD NOTES SHOULD BE SENT TO THE EXCHANGE AGENT TOGETHER WITH A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL.

                                   GUARANTEE

                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

   The undersigned, a member of the Securities Transfer Agents Medallion Program, the Stock Exchange Medallion Program or the New York Stock Exchange, Inc. Medallion Signature Program (each, an "Eligible Institution"), hereby (i) represents that the above-named persons are deemed to own the Old Notes tendered hereby within the meaning of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended ("Rule 14e-4"), (ii) represents that such tender of the Old Notes complies with Rule 14e-4 and (iii) guarantees that the Old Notes tendered hereby are in proper form for transfer (pursuant to the procedures set forth in the Prospectus under "The Exchange Offer--Guaranteed Delivery Procedures"), and that the Exchange Agent will receive (a) such Old Notes, or a Book-Entry Confirmation of the transfer of such Old Notes into the Exchange Agent's account at the Book-Entry Transfer Facility, and (b) a properly completed and duly executed Letter of Transmittal or facsimile thereof (or Agent's Message) with any required signature guarantees and any other documents required by the Letter of Transmittal within three New York Stock Exchange, Inc. trading days after the date of execution hereof.

   The Eligible Institution that completes this form must communicate the guarantee to the Exchange Agent and must deliver the Letter of Transmittal and the Old Notes to the Exchange Agent within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

 Name of Firm: _____________________________________________________________

 Authorized Signature: _____________________________________________________

 Title: ____________________________________________________________________

 Address: __________________________________________________________________

 ---------------------------------------------------------------------------
                                   (Zip Code)

 Area Code and Telephone Number: ___________________________________________

 Dated: ________________________, 1998


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